UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 22, 2009

CHARLESTON BASICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-145211	20-4748555
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Avenue I
Brooklyn, New York 11230
   (Address of principal executive offices)

(800) 975-8204
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

On July 22, 2009, the Company engaged Li and Company, PC, CPA as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the year ending march 31, 2010 . The Company’s  Board of Directors recommended, authorized, and approved the change in the Company’s independent registered public accounting firm to engage Li and Company, PC, CPA to serve as the Company’s independent registered public accounting firm.

During the years ended March  31, 2009 and March 31 , 2008 and the subsequent interim period through July 22, 2009, the Company did not consult with Li and Company, PC, CPA regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) or (v) of Item 304 of Regulation S-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLESTON BASICS, INC.

Date: August 12, 2009	By:	/s/ Michael Lieber
Michael Lieber
President and Chief Executive Officer